			Exhibit 99(a)

PPL CORPORATION AND SUBSIDIARIES
LONG-TERM DEBT SCHEDULE
(Unaudited)
(Millions of Dollars)

	Interest	Maturity
	Rate	Date	December 31, 2015
PPL
U.S.
PPL Capital Funding
Senior Unsecured Notes
69352PAD5	4.200%	06/15/2022	$400
69352PAE3	3.500%	12/01/2022	400
69352PAG8	1.900%	06/01/2018	250
69352PAF0	3.400%	06/01/2023	600
69352PAH6	4.700%	06/01/2043	300
69352PAK9	3.950%	03/15/2024	350
69352PAJ2	5.000%	03/15/2044	400
Total Senior Unsecured Notes			2,700
Junior Subordinated Notes
69352PAC7	6.700%	03/30/2067	480
69352P202	5.900%	04/30/2073	450
Total Junior Subordinated Notes			930
Total PPL Capital Funding Long-term Debt			3,630
PPL Electric
Senior Secured Notes/First Mortgage Bonds			2,864
Total PPL Electric Long-term Debt			2,864
LKE
Senior Unsecured Notes			725
First Mortgage Bonds			4,010
Total LKE Long-term Debt [1]			4,735
Total U.S. Long-term Debt			11,229
281

	Interest	Maturity
	Rate	Date	December 31, 2015
U.K.
Senior Unsecured Notes
USG7208UAB73	3.900%	05/01/2016	460
USG7208UAA90	5.375%	05/01/2021	500
USG9796VAD58	7.250%	12/15/2017	100
USG9796VAE32	7.375%	12/15/2028	202
XS1315962602	3.625%	11/06/2023	753
XS0627333221	5.250%	01/17/2023	1,054
XS0568142482	6.250%	12/10/2040	376
XS0568142052	6.000%	05/09/2025	376
XS0627336323	5.750%	04/16/2032	1,204
XS0979476602	3.875%	10/17/2024	602
XS0061222484	9.250%	11/09/2020	226
XS0280014282	4.804%	12/21/2037	339
XS0496999219	5.750%	03/23/2040	301
XS0165510313	5.875%	03/25/2027	376
XS0496975110	5.750%	03/23/2040	301
Total Senior Unsecured Notes			7,170
Index-Linked Notes [2]
XS0632038666	2.671%	06/01/2043	168
XS0974143439	1.676%	09/24/2052	164
XS0277685987	1.541%	12/01/2053	205
XS0279320708	1.541%	12/01/2056	235
Total Index-Linked Notes			772
Total U.K. Long-term Debt			7,942
Total Long-term Debt Before Adjustments			19,171

Fair market value adjustments			30
Unamortized premium and (discount), net			(28)
Unamortized debt issuance costs			(125)
Total Long-term Debt			19,048
Less current portion of Long-term Debt			485
Total Long-term Debt, noncurrent			$18,563

282

	Interest	Maturity
	Rate	Date	December 31, 2015
PPL Electric
Senior Secured Notes/First Mortgage Bonds
524808BM3	4.750%	02/15/2027	$108
524808BL5	4.700%	09/01/2029	116
70869MAC8 [3]	4.000%	10/01/2023	90
69351UAG8	5.150%	12/15/2020	100
69351UAP8	3.000%	09/15/2021	400
69351UAQ6	2.500%	09/01/2022	250
69351UAH6	6.450%	08/15/2037	250
69351UAM5	6.250%	05/15/2039	300
69351UAN3	5.200%	07/15/2041	250
63951UAR4	4.750%	07/15/2043	350
69351UAS2	4.125%	06/15/2044	300
69351UAT0	4.150%	10/01/2045	350
Total Senior Secured Notes			2,864
Total Long-term Debt Before Adjustments			2,864

Unamortized discount			(13)
Unamortized debt issuance costs			(23)
Total Long-term Debt			2,828
Less current portion of Long-term Debt
Total Long-term Debt, noncurrent			$2,828

LKE
Senior Unsecured Notes
50188FAD7	3.750%	11/15/2020	475
50188FAE5	4.375%	10/01/2021	250
Total Senior Unsecured Notes			725
LG&E
First Mortgage Bonds			1,659

KU
First Mortgage Bonds			2,351
Total Long-term Debt Before Adjustments			4,735

Fair market value adjustments			(1)
Unamortized discount			(16)
Unamortized debt issuance costs			(30)
Total Long-term Debt			4,688
Less current portion of Long-term Debt			25
Total Long-term Debt, noncurrent [1]			$4,663

283

	Interest	Maturity
	Rate	Date	December 31, 2015
LG&E
First Mortgage Bonds
546676AU1	5.125%	11/15/2040	$285
546676AV9	4.650%	11/15/2043	250
546676AW7	3.300%	10/01/2025	300
546676AX5	4.375%	10/01/2045	250
896221AA6	4.600%	06/01/2033	60
473044BV6 [4,7]	0.250%	09/01/2026	23
896224AX0 [3]	1.050%	09/01/2026	27
N/A [4,5]	0.839%	05/01/2027	25
47302PAA8 [4]	0.660%	09/01/2027	10
896224AW2 [3]	1.350%	11/01/2027	35
546749AL6 [3]	1.350%	11/01/2027	35
896224AS1 [4]	0.240%	08/01/2030	83
896224AV4 [4]	0.482%	10/01/2032	42
546751AE8 [3]	1.150%	06/01/2033	31
546751AG3 [3]	1.600%	06/01/2033	35
546749AJ1 [3]	1.650%	10/01/2033	128
546749AK8 [3]	2.200%	02/01/2035	40
Total Long-term Debt Before Adjustments			1,659

Fair market value adjustments			(1)
Unamortized discount			(4)
Unamortized debt issuance costs			(12)
Total Long-term Debt			1,642
Less current portion of Long-term Debt			25
Total Long-term Debt, noncurrent			$1,617

284

	Interest	Maturity
	Rate	Date	December 31, 2015
KU
First Mortgage Bonds
491674BE6	3.250%	11/01/2020	$500
491674BG1/BF3	5.125%	11/01/2040	750
491674BJ5	4.650%	11/15/2043	250
491674BK2	3.300%	10/01/2025	250
491674BL0	4.375%	10/01/2045	250
14483RAH0	5.750%	02/01/2026	18
896221AC2	6.000%	03/01/2037	9
587829AC6 [6,7]	0.010%	05/01/2023	13
14483RAN7 [6,7]	0.010%	02/01/2032	78
144838AA7 [6,7]	0.300%	02/01/2032	21
144838AB5 [6,7]	0.300%	02/01/2032	2
587824AA1 [6,7]	0.300%	02/01/2032	8
62479PAA4 [6,7]	0.300%	02/01/2032	2
144838AC3 [6]	0.782%	10/01/2032	96
14483RAP2 [6,7]	0.010%	10/01/2034	54
14483RAM9 [6,7]	0.010%	10/01/2034	50
Total Long-term Debt Before Adjustments			2,351

Fair market value adjustments
Unamortized discount			(10)
Unamortized debt issuance costs			(15)
Total Long-term Debt			2,326
Less current portion of Long-term Debt
Total Long-term Debt, noncurrent			$2,326

(1)	Excludes a $400 million 3.50% intercompany note between LKE and PPL Capital Funding due 2025.
(2)	Principal amount of the notes are adjusted based on changes in a specified index, as detailed in the terms of the related indentures.
(3)	Securities are currently in a term rate mode. Securities may be put back to the company on a date prior to the stated maturity date.
(4)	Securities have a floating rate of interest that periodically resets. At December 31, 2015 the weighted average rate of the $183 million of notes at LG&E was 0.40%.
(5)	No CUSIP - Bonds were remarketed and 100% of bonds are held by a third party. Securities may be put back to the company on a date prior to the stated maturity date.
(6)	Securities have a floating rate of interest that periodically resets. At December 31, 2015 the weighted average rate of the $324 million of notes at KU was 0.27%.
(7)	Securities may be put back to the company prior to the stated maturity date.

285